Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
As independent consultants, Netherland, Sewell & Associates, Inc. hereby consent to the references to our firm and our report on estimates of reserves and future revenues of Certain Oil and Gas Properties dated July 14, 2006 in Amendment No. 2 to the Current Report on Form 8-K/A of Superior Energy Services, Inc. to be filed on September 21, 2006.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Frederic D. Sewell
Frederic D. Sewell Chairman and Chief Executive Officer
Dallas, Texas
September 20, 2006

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